PROMISSORY NOTE

$2,750,000.00January 3, 2022

FOR VALUE RECEIVED, LFTD Partners Inc., a Nevada corporation ("LSFP"), and Lifted Liquids, Inc., an Illinois corporation and a wholly-owned subsidiary of LSFP ("Merger Sub") (LSFP and Merger Sub being referred to individually as a "Payor" and collectively as "Payors") HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of Nicholas S. Warrender, a Wisconsin resident with his principal residence at 328 55th Street B, Kenosha, WI  53140 (“Payee”), the principal sum of TWO MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($2,750,000.00), payable as set forth below.  Interest on this Promissory Note shall be calculated on the basis of actual number of days elapsed and a 365-day year and shall be at a rate per annum equal to two and one-half percent (2.50%) (the “Interest Rate”). This Promissory Note is being issued in accordance with Section 2 of that certain Agreement dated as of December 30, 2021, by and among Payors, Gerard M. Jacobs, William C. Jacobs, 95th Holdings, LLC, and Payee (the “Agreement”). Any capitalized term used but not defined herein shall have the meaning ascribed to such term as set forth in the Agreement.

1.Principal and Interest Payment Dates. The principal of this Promissory Note shall be due and payable by Payors to Payee in six (6) payments in the following principal amounts on the following dates, respectively, in each case together with all interest accrued through such payment date:

Principal Payments	Payment Dates
$ 458,333	June 30, 2022
$ 458,333	December 31, 2022
$ 458,333	June 30, 2023
$ 458,333	December 31, 2023
$ 458,333	June 30, 2024
$ 458,335	December 31, 2024

2. Voluntary Prepayments. This Promissory Note may, at the option of Payors, be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

3. Mandatory Prepayments. Within two (2) business days following the closing of any equity or debt capital raise by any Payor following the date of the Agreement in the amount of Eight Million Dollars ($8,000,000) or more, Payors shall be obligated to prepay all remaining principal and all accrued interest on this Promissory Note.

4.Maximum Lawful Rate.  If any payment of interest hereunder in excess of the amount permitted by applicable law is received by Payee, the amount of such excess payment shall automatically be applied to reduce the principal amount outstanding hereunder in the order of maturity.

5.Place of Payment.  Payments of principal and interest are payable in lawful money of the United States of America to Payee at Payee’s address listed above or at such other address as Payee may direct in writing to Payors.

6.Security.  Payors hereby covenant and agree that for so long as any obligations shall remain outstanding under this Promissory Note:

(a) This Promissory Note shall be secured by a first lien security interest in all of the assets of Payors; and

(b) This Promissory Note shall be secured by a pledge of: (i) all of the capital stock of Merger Sub; (ii) all of the common stock of Bendistillery Inc., Bend Spirits, Inc., and Ablis Holding Company that is owned by Payors; and (iii) all of the capital stock of any other entity owned by any Payor or any of its subsidiaries, pursuant to a Collateral Stock Pledge Agreement of even date herewith, between Payee, as Secured Party, and Payors, as Pledgors.

7.Notice of Default.  Payors shall promptly notify Payee of any condition or event that constitutes an Event of Default as defined below.

8.Events of Default. Each of the following occurrences shall constitute an “Event of Default” under this Promissory Note:

(a)Payors fail to pay when due and payable any amount of principal or interest under this Promissory Note, and such failure to pay is not cured within ten (10) days;

(b)Payors fail to perform or breach (other than a failure or breach which constitutes an Event of Default under another clause of this Section 8) in any material respect any of their obligations or the terms or provisions hereunder, and fail to cure such breach or failure within thirty (30) days following their receipt of notice from Payee describing such failure or breach;

(c)Any Payor makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating any Payor bankrupt or insolvent; or any order for relief with respect to any Payor is entered under the Federal Bankruptcy Code; or any Payor petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Payor or of any substantial part of the assets of such Payor, or commences any proceeding relating to such Payor under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against any Payor and either (i) such Payor by any act indicates its approval thereof, consent thereto or acquiescence therein, or (ii) such petition, application or proceeding is not dismissed within 60 days.

9.Acceleration.

(a)If an Event of Default of the type described in Section 8(c) has occurred, the principal amount of this Promissory Note (together with all accrued interest hereon and all other amounts due and payable with respect hereto) shall become immediately due and payable without any action on the part of Payee, and Payors shall immediately pay to Payee all amounts due and payable with respect to this Promissory Note.

(b)If any other Event of Default has occurred and is continuing, Payee may declare the outstanding principal amount of this Promissory Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of the outstanding principal amount of this Promissory Note (together with accrued interest thereon and all such other amounts then due and payable).

(c)Payee shall also have any other rights which Payee may have pursuant to applicable law.

(d)Payors hereby waive diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Promissory Note and all other notices except as expressly provided herein, and expressly agree that this Promissory Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Payors hereunder.

10.No Waiver.  No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of any right under this Promissory Note.

11.Amendment; No Assignment.  No amendment, modification, termination or waiver of any provision of this Promissory Note shall be effective unless the same shall be in writing and signed by Payors and Payee. Payee may not assign this Promissory Note without the prior written consent of Payors.

12.Governing Law.  THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

13.Costs of Collection.  If (a) the Promissory Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (b) an attorney is retained to represent Payee in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under the Promissory Note; (c) an attorney is retained to represent Payee in any other proceedings whatsoever in connection with the Promissory Note as a result of the action or inaction of Payors, then Payors shall pay to Payee all reasonable attorneys’ fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

14.WAIVER OF JURY TRIAL.  EACH OF PAYORS AND PAYEE WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH OR HEREAFTER AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  ANY DISPUTES ARISING UNDER OR RELATING TO THIS PROMISSORY NOTE WILL BE LITIGATED ONLY IN THE STATE COURTS LOCATED IN LAKE COUNTY, ILLINOIS

AND THE PARTIES HEREBY CONSENT TO THE PERSONAL JURISDICTION AND EXCLUSIVE VENUE OF THESE COURTS AND AGREE THAT ANY SUCH ACTION

WILL BE TRIED BEFORE THE COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, this Promissory Note is hereby executed and delivered as of the 3rd day of January, 2022.

LFTD PARTNERS INC.		LIFTED LIQUIDS, INC.

By	/s/ Gerard M. Jacobs	By	/s/ Gerard M. Jacobs
	Gerard M. Jacobs, CEO		Gerard M. Jacobs, on behalf
of the Board of Directors